As filed with the Securities and Exchange Commission on September 12, 2012

Registration No. 333-181784

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CUMBERLAND HILLS LTD.

(Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	4950 (Primary Standard Industrial Classification Code Number)	71-1052991 (I.R.S. Employer Identification No.)

260 Newport Center Drive Newport Beach, CA, 92660 (949) 420-0504
(Address and Telephone Number of Principal Executive Offices)

Joseph Isaacs 260 Newport Center Drive Newport Beach, CA 92660 (949) 420-0504
(Name, Address and Telephone Number of Agent For Service)

Copy to:
William Barnett, Esq. Barnett & Linn 23945 Calabasas Road, Suite 115, Calabasas, CA 91302 (818) 436-6410

Approximate Date of Commencement of Proposed Sale to the Public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock	31,500,000	$0.001	$31,500.00	$35.91

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The offering price has been arbitrarily determined by Cumberland and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) The registration fee for securities to be offered to the public is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) Represents shares of the registrant’s common stock being registered for resale that have been issued to the Selling Stockholders named in this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 12, 2012

PROSPECTUS

CUMBERLAND HILLS LTD.

31,500,000 Shares of Common Stock

This prospectus relates to the sale by certain Selling Stockholders identified in this prospectus (the “Selling Stockholders”) of up to an aggregate of 31,500,000 shares of Cumberland Hills Ltd. common stock, par value $0.001 per share (“Common Stock”). All of such shares of Common Stock are being offered for resale by the Selling Stockholders in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution”.

Our Common Stock is presently not traded on any market or securities exchange. The Selling Stockholders have not engaged any underwriter in connection with the sale of their shares of Common Stock. The Common stock being registered in this registration statement may be sold by the Selling Stockholders at a fixed price of $0.001 per share. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. Consequently, the purchaser in this offering may be receiving an illiquid security.

Prior to the commencement of operations and the generation of revenues, we were considered a “shell company” as defined by applicable federal securities laws. Currently, we do not consider the Company a “shell company” nor do we consider our self a blank check company. We have operations, revenues and we have no plans or intentions to be acquired by or to merge with an another operating company. Because the Company was previously a “shell company” shareholders will not be able to utilize Rule 144 for sales of their shares until 12 months from the date of this prospectus. See”Risk Factors” beginning on page 4.

Cumberland Hills Ltd. will pay all expenses incurred in connection with the offering described in this prospectus. Our Common Stock is more fully described in the section of this prospectus entitled “Description of Securities”.

The Selling Stockholders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to all shares being offered hereby.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced public company reporting requirements. See “Risk Factors” beginning on page 4.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See “Risk Factors” beginning on page 4 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____, 2012.

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	3

PROSPECTUS SUMMARY	3

RISK FACTORS	4

USE OF PROCEEDS	9

DETERMINATION OF OFFERING PRICE	9

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	9

DESCRIPTION OF BUSINESS	9

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	11

LEGAL PROCEEDINGS	13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	13

EXECUTIVE COMPENSATION	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15

DESCRIPTION OF SECURITIES TO BE REGISTERED	16

SELLING STOCKHOLDERS	17

PLAN OF DISTRIBUTION	18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	21

LEGAL MATTERS	21

EXPERTS	21

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	21

WHERE YOU CAN FIND MORE INFORMATION	22

FINANCIAL STATEMENTS	F-1

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in any prospectus supplement we may file relate to future events concerning our business and to our future revenues, operating results, and financial condition. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “propose,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

Any forward looking statements contained in this prospectus or any prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. The section of this prospectus captioned “Risk Factors,” beginning on page 4, provides a summary of the various risks that could cause our actual results or future financial condition to differ materially from forward-looking statements made in this prospectus. The factors discussed in this section are not intended to represent a complete list of all the factors that could adversely affect our business, revenues, operating results, or financial condition. Other factors that we have not considered may also have an adverse effect on our business, revenues, operating results, or financial condition, and the factors we have identified could affect us to a greater extent than we currently anticipate. Before making any investment in our securities, we encourage you to carefully read the information contained under the caption “Risk Factors,” as well the other information contained in this prospectus and any prospectus supplement we may file.

We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock. In this prospectus, references to “Cumberland,” “Cumberland’s”, the “Company,” “we,” “us” and “our” refer to Cumberland Hills Ltd., a Nevada corporation.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the information contained elsewhere in this prospectus. You should read the entire prospectus, including “Risk Factors” and the financial statements before making an investment decision.

Description of Business:	We are a development stage company engaged in the business of paper recycling. Currently, our business is the acquisition and reselling of raw materials for paper recycling, with the objective of identifying and building relationships with new customers and suppliers. We were incorporated on January 19, 2010. We acquire books, cardboard and post consumer paper and resell the raw material to paper recycling companies. A description of our business begins on page 9 of this prospectus.

The Offering:	This offering relates to the resale by Selling Stockholders of shares of our Common Stock. The Selling Stockholders and the number of shares that may be sold by each are set forth beginning on page 17 of this prospectus.

Shares to be Sold:	Up to 31,500,000 shares of our Common Stock. A description of our Common Stock is set forth on page 16 of this prospectus.

Manner of Sale:	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect. A description of the manner in which sales may be made is set forth in this prospectus beginning on page 18 under “Plan of Distribution” .

Use of Proceeds:	We will not receive any of the proceeds from the sale of our Common Stock. The Selling Stockholders will receive all of the proceeds.

Risk Factors:	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. A discussion of additional risk factors relating to our stock, our business and this offering begins on page 4 of this prospectus.

Jumpstart Our Business Startups Act (“JOBS Act”)

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company Cumberland is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company Cumberland is also is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Cumberland has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the fiscal year ended December 31, 2011 and the six months ended June 30, 2012 (unaudited). The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

BALANCE SHEET	As of December 31, 2011	As of June 30, 2012 (Unaudited)
Total Assets	$7,370	$14,815
Total Liabilities	$16,173	$71,492
Shareholder’s Deficit	$(8,303)	$(56,677)

OPERATING DATA	Year Ended December 31, 2011	Six Months Ended June 30, 2012 (Unaudited)
Revenue	$-0-	$35,647
Net Loss	$(31,073)	$(47,874)
Net Loss Per Share	$(0.00)	$(0.00)

RISK FACTORS

This offering and any investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The value of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with a limited history and operations. We are unable to reliably predict future growth and the results of our business operations.

Our business has been in operation for only a short period of time. Although we have begun receiving revenues in the first quarter of 2012 we have not been able to achieve profitable operations and there are no assurances that we will be able to do so in the future. Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to fluctuations in the supply and demand for recycled paper, marketing, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate significant operating revenues in the future or ever achieve profitable operations.

We have a history of losses. Future losses and negative cash flow may limit or delay our ability to become profitable. It is possible that we may never achieve profitability. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business. From January 19, 2010 (inception) through June 30, 2012 we have sustained a net loss of $91,177.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

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The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

Our available supply of recycled paper is dependent on our ability to source the raw material. A significant decrease in the number of suppliers or increase in market competition could negatively impact our operations and financial condition.

Our operations depend on a significant degree of available post consumer paper. We do not have any supplier contracts and we are currently dependent on one supplier. Although we are seeking alternate suppliers, the loss of our current supplier will have a material adverse affect on our business.

During periods of economic recession or increased competition, the amount of available raw material may decrease. Significant decreases in availability of post consumer waste paper could adversely affect our ability to operate our business. As such, economic recessions and competition could have a materially adverse affect on our business, operations, revenues and overall financial condition.

We are highly dependent on our senior management. The loss of our sole executive officer could hinder our ability to pursue our stated plan of operation and obtain debt or equity financing, if and when required.

We believe that our continued success depends to a significant extent upon the efforts and abilities of Joseph Isaacs, our sole executive officer and director. We believe that the loss of his business experience could hinder our ability to pursue our stated plan of operation and to obtain additional financing, if and when required.

We will need additional financing to expand our business plan.

We will require additional financing to initiate and sustain our business operations. We do not currently have any arrangements for additional financing and we can provide no assurance to investors that we will be able to find additional financing as required. Obtaining additional financing would be subject to a number of factors, including market prices for paper, investor acceptance of our business plan, and the general economic climate. These factors may make the timing, amount, terms or conditions of additional financing unfavorable to us. The most likely source of future funds would most likely be through the sale of additional equity capital and loans. Any sale of additional shares will result in dilution to existing stockholders, while incurring additional debt may result in encumbrances on our business and future cash flows. The inability of Cumberland to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of our operations and our financial condition. The proceeds from the sale of the securities offered in this registration statement will go directly to the Selling Stockholders and not to Cumberland. As such, this offering might negatively affect our ability to raise needed funds through a primary offering of our securities in the future.

We estimate that we will require, over the next 12 months, approximately $150,000 to implement our business plan. Such monies would be used as follows:

Marketing	$30,000
Trucks	$8,000
Employee salaries-current and new hires	$48,000
G & A expenses	$25,000
Legal and Accounting	$24,000
Costs of operating as a public company	$15,000
Total	$150,000

Because there is no assurance when we will generate further revenues, we may deplete our cash reserves and not have sufficient outside sources of capital to complete our business plan.

We have earned a small amount of revenue in the first six months ending June 30, 2012 but we are not profitable. There is no guarantee as to the amount of revenues, if any, that we may generate in the future and that there is no assurance that we will ever become profitable.

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The auditor’s report states there is substantial doubt about the ability of Cumberland to continue its operations as a going concern.

In their audit report dated May 16, 2012, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We are currently operating with a working capital deficit of approximately $8,803, as of December 31, 2011. Our cash reserves will be used to primarily fund ongoing plans to expand our business. Therefore any purchaser of our shares may be investing in a company that will not have the funds necessary to develop its business strategies. In addition, because of this “going concern” opinion it may be more difficult to attract investors.

Although we have commenced business operations, we face a high risk of business failure.

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Sales and operating results are difficult to forecast because they generally depend on the volume and timing of the amount of business transacted - the frequency of which is uncertain. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. If we are unsuccessful in addressing these risks, our business will most likely fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

As stated before, we are substantially dependent upon the continued services of Joe Isaacs, our President, CEO and director. Similarly we will require further assistance in advancing our business plan and expanding the business. While Mr. Isaacs intends to spend approximately 70 % of his time assisting our Company and our business, there can be no assurance that his services will remain available to us. If Mr. Isaacs services are not available to us, we will be materially and adversely affected. While Mr. Isaacs considers his investment of time and money in our Company of significant personal value, there is no assurance that he will continue to provide his services to us. Our success is also largely dependent on our ability to hire qualified personnel in this niche business.

In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, to carry out our proposed business plan would have a significant negative effect on our business.

Our sole executive officer, director, and principal shareholder, Mr. Joseph Isaacs, controls our business and may make decisions that are not in the best interests of minority stockholders.

Joseph Isaacs is our sole director and officer, and he also owns approximately 57% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters submitted to the stockholders for approval, including election of directors, amendment of charter documents, mergers, consolidations, and the sale of all or substantially all of our assets. The interests of our executive officer and director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

The limited public company experience of our sole officer could adversely impact our ability to comply with the reporting requirements of U.S. Securities Laws.

Our sole officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our sole officer management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes -Oxley Act of 2002, and new regulations issued by the Securities and Exchange Commission, are creating uncertainty for companies, which could result in compliance deficiencies. In order to comply with these regulations, we may need to invest substantial resources to comply with evolving standards, and this investment would result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our officers and directors have limited liability and have indemnification rights.

Our Articles of Incorporation and Bylaws provide that we will indemnify our officers and directors against losses sustained or liabilities incurred which arise from any transaction in that officer’s or director’s respective managerial capacity unless that officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director.

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Risks Related to Our Stock

We will need to raise funds through debt or equity financings in the future, which would dilute the ownership of our existing stockholders and possibly subordinate certain of their rights to the rights of new investors or creditors.

We may choose to raise additional funds in debt or equity financings if they are available to us on terms we believe reasonable to increase our working capital, strengthen our financial position or to make acquisitions. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing stockholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our Common Stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our Common Stock in connection with an acquisition of the Company. Such additional debt, if authorized, would create rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our Common Stock. Also, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

We may engage in future acquisitions that dilute our stockholders and cause us to incur debt or assume contingent liabilities.

As part of our strategy, we may, in the future, review opportunities to acquire or participate in the exploration of other paper properties that would complement our current business program, or that may otherwise offer growth opportunities. In the event of any future acquisitions, we could:

•	issue stock that would dilute current stockholders’ percentage ownership;

•	incur debt; or

•	assume liabilities.

The offering price of the Common Stock was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

The initial fixed offering price of $0.001 per share of common stock offered by us under to this Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of our Common Stock.

You may experience dilution of your ownership interest because of the future issuance of additional shares of our Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of common stock, par value $0.001 per share of which 72,750,000 shares are issued and outstanding.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

Because we are a former “shell company”, the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 until 12 months from the date of this prospectus.

Prior to beginning operations and generating revenues, we were a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144.  As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule).  We believe that we are no longer a “shell company” and that our shareholders will be able to utilize Rule 144 for sales of their securities 12 months after the date of this prospectus.

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Our Common Stock is considered penny stocks, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Currently, there is no public market for our Common Stock, and there is no assurance that any public market will ever develop or that our Common Stock will be quoted for trading and, even if quoted, that a viable, liquid market with low volatility will develop.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. (“FINRA”) on our behalf so that we may quote our shares of common stock on the OTCBB commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker’s application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be fixed at $0.001 per share. The Selling Stockholders will offer their shares at the fixed price for the duration of the offering, regardless of whether their shares are able to be quoted on the OTCBB during the offering period. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

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USE OF PROCEEDS

The Common Stock offered by this prospectus is being registered for the account of the Selling Stockholders. We will not receive any proceeds from the sale of common stock by the Selling Stockholders. Please see “Selling Stockholders” for a list of the persons that will receive proceeds from the sale of Common Stock owned by them pursuant to this prospectus.

DETERMINATION OF THE OFFERING PRICE

There has been no public market for our Common Stock. The price of the shares we are offering was arbitrarily determined at $0.001 per share. We believe that this price reflects the amount that a potential investor would be willing to pay to invest in our Company at this initial stage of our development. Because we have no significant operating history and have generated only limited revenues to date, the price of our Common Stock is not based on past earnings, nor is the price of our Common Stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily determined the price and it bears no relationship whatsoever to our business plan, the price paid for our Common Stock by our founders or Selling Stockholders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our Common Stock. We intend applying for the quoting of our Common Stock on the OTCBB upon effectiveness of the registration statement of which this prospectus forms apart. However, there is no assurance that our Common Stock will be quoted on the OTCBB or, if quoted, that a public market will develop.

Holders of Our Common Stock

As of September 10, 2012, there were 31 holders of record of our Common Stock.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain all future earnings for the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any compensation plans under which equity securities are authorized for issuance.

Shares Issuable Upon Conversion of Convertible Debentures

We do not have any issued or outstanding convertible debentures or any other securities that are convertible into our Common Stock.

DESCRIPTION OF BUSINESS

General

We are pursuing a business strategy whereby we will invest in raw paper products and resell them to various paper recycling companies and mills. Cumberland acquires books, cardboard and post consumer paper and resells the raw material. During the next twelve months, we intend to focus on expanding our business. We will focus on solidifying our supplier arrangements in the United States and Canada and on engaging in promotional activities in an attempt to expand our customer and supplier base.

Business

Cumberland generates sales by supplying scrap paper in bulk to large paper recycling companies and mills. We purchase our paper supply through a variety of procurement methods such as pick up programs with large companies, schools and community recycling programs. The bulk paper we supply is either sold as a commodity by the pound or at a fixed price per box. It is important to note that as of June 30, 2012 Cumberland has only generated $35,647 in total revenues. We expect this revenue to continue and grow in 2012, although there is no assurance that it will.

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Our paper supply comes in the form of used paper, news paper, cardboard, books and other paper products. Recycling companies purchase the paper from us in bulk and then re-sell the raw material or break it down into recycled paper for sale to the end user. Currently the Company has only one paper supplier, Toronto Goodwill Industries, located in Toronto, Ontario Canada where we have identified a market opportunity. We have determined that all major North American cities are potential purchasing hubs for bulk paper. Our potential customers will typically have facilities throughout the United States set up for the receipt and processing of the paper goods. Presently, the pick up and shipping of our products is outsourced to local logistics companies. In the future we hope to invest in our own fleet of pick up vehicles as is typical in the recycling industry.

At present, Cumberland does not have short or long-term purchase contracts in place with its supplier. Depending upon the individual supplier, purchases are done either by verbal agreement or through written sales orders. Sales orders are negotiated on a shipment-by-shipment basis. The price at which Cumberland acquires the bulk paper will depend upon the prevailing market rate at the time of purchase. The market price will tend to fluctuate depending upon supply and demand and varies in each city and local market. Generally speaking, the raw paper will go to the highest bidder in any given market. Presently, strong customer service and buying power dictate the stability of our supplier relationship.

Supplier’s relationships are solicited through internet research of existing paper suppliers. Introduction is then made via phone and email. We verbally request to speak with the sales manager and request to become a bulk paper customer. To this point we have identified one supplier that has allowed the Company to create gross margins that are profitable for the Company. We intend to continue to solicit new supplier relationships via phone and email as we move forward and hopefully expand our revenue.

We currently do not hold any inventory. We purchase the loads and then try to sell them as quickly as possible. The supplier holds the purchased loads until they are shipped to our purchaser . We have no contracts in place. Pre paying for product by deposit does guarantee us product for the value of the deposit. Pick up and shipping of goods is outsourced to local logistics companies until such time as we’re in a position to obtain our own trucks. Our purchaser contracts directly with the shipper. We relinquish ownership to the purchaser upon delivery to the carrier who then delivers the product to the purchaser at its facility. We invoice the purchaser and are usually paid within 15 to 30 days from date of invoice.

We currently are dependent on two major customers for all our sales. Should we lose both of those customers, we would cease to be able to sell the paper procured from our suppliers. We are currently trying to build our customer base to be less reliant on our current two customers.

Mr. Isaacs, the founder and President of the Company, did not agree to purchase the Company’s shares or serve as an officer or director of the Company due to a plan, agreement, or understanding that he would solicit, participate in, or facilitate the sale of the Company to (or a business combination with) a third party looking to obtain or become a public reporting entity.

Background and History

Industry Overview

Recycling has been a paper industry practice in many North American cities for years. Today, the paper industry is committed, whenever economically feasible, to using as much recovered paper as possible. Paper mills and bulk paper buyers in every North American city require high-quality recovered paper, in sufficient quantities to meet their annual production needs. As an intermediary collector working between bulk paper suppliers and purchasers, Cumberland will work to satisfy these ongoing demands.

According to industry figures, recovery of paper for recycling continues to grow in North America, diverting it from the high environmental cost of its disposal in landfills. Thanks to industry leadership and the efforts of millions of Americans who recycle paper at home, work, and school every day, paper recovery has reached record levels. In 2010, 63.5 percent of the paper consumed in the U.S. was recovered for recycling. This figure equals 334 pounds for each man, woman, and child in America. Providing the benefits of paper to people in a way that does not diminish the earth’s natural resources or result in inequities and conflict remains one of society’s most critical and pressing challenges.

One encouraging trend is that paper recovery has increased every year over the past five years. However, the United States is nowhere close to tapping out the domestic supply of used paper suitable for recycled pulp. The key constraints to the availability of recycled paper in the United States are: 1) deinking or recycling capacity, 2) demand for recovered paper from abroad, 3) degradation of recovered paper quality, that makes it unsuitable for use in particular grades of recycled papers, and 4) our ability to recover more paper from the waste stream.

Recovered fiber, also known as recovered paper and board, is one of the most widely recycled materials in the world. Since 1990, Americans have recycled nearly one billion tons of recovered fiber as the recovery rate for paper and paperboard in the United States nearly doubled to reach 63.5% in 2010. The paper recycling segment of the scrap recycling industry collects sorts and processes the recovered fiber into specification grade products that were valued at $8.9 billion in 2010. These products are sold and transported to paper mills in large quantities via semi trailer for production into new packaging, office paper, tissue, news print and a multitude of other paper products. In the United States, approximately 77% of paper mills rely on recovered fiber to make some or all of their products due in part to recovered paper’s significant cost and energy savings. Cumberland Hills Ltd fills this need by sourcing and supplying this recovered paper. In addition, the paper and fiber recovered in the United States helps to meet growing overseas demand: recovered paper was exported to 97 different countries last year at a value of approximately $3.3 billion, not including the tremendous environmental benefits and energy savings this significantly assists the balance of trade in the USA.

Government Regulations and Environmental Laws

The Company buys and sells paper products for recycling. It purchases the product from a supplier, locates a buyer for the product and arranges with the buyer for delivery of the product to the buyer, which is typically a manufacturer of recycled materials. Although the supplier of product and most certainly the buyer/manufacturer of recycled materials would have some governmental and/or environmental regulations to follow, there are no federal, state or local environmental regulations or approvals required of the Company, other than normal business licenses.

Competition

While the paper recycling market is competitive the fragmented nature of the industry dictates that no one company dominates the market. However, the lack of significant barriers to entry allows Cumberland to participate immediately in the purchase sale of recovered paper products. In the short term, we have attempted to limit the financial risk and competition that Cumberland faces by not participating in the more infrastructure heavy, capital intensive areas of the industry, instead focusing on the purchase and sale of recovered paper products. That being said, this wholesale market remains highly competitive with many established intermediary companies bidding for the same supply. Cumberland’s ability to compete in this industry is dependent upon its ability to generate and maintain professional relationships with suppliers and buyers.

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Employees

As of June 30, 2012, we have only one employee, our sole director and only officer, Joseph Isaacs. Mr. Isaacs devotes approximately 70 percent of his time to the business of the Company. The Company utilizes various independent contractors for marketing, research and accounting services.

Research and Development Expenditures

We have not incurred any research expenditures.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own any patents or trademarks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Caution about Forward-Looking Statements

This prospectus includes “forward-looking” statements about future financial results, future business changes and other events that haven’t yet occurred. For example, statements like we “expect,” “anticipate” or “believe” are forward-looking statements. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties about the future. We do not undertake to update the information in this prospectus if any forward looking statement later turns out to be inaccurate. Details about risks affecting various aspects of our business are discussed throughout this prospectus and should be considered carefully.

Plan of Operation for the Next Twelve Months

Over the next 12 months the company will require at minimum, operating capital consistent with the past 12 months to fund its purchase of bulk paper. Revenue and profits from existing sales will continue to fund existing operations however the acquisition of new suppliers will require additional funding to place new deposits that secure new paper orders. This will have to be addressed on a case by case basis.

Our plan over the next 12 months is to increase our customer and supplier base. We will do this by continuing our existing model of phone and email solicitation, joining our major industry association ISRI (institute of Scrap Recycling industries) and attending trade shows. We will also invest in travel to meet customers and suppliers in person (approx $40,000 for travel, meals, accommodation over the next 12 months).

We will incur salary expenses for Mr. Isaacs of $48,000 the year. If the Company cannot afford to pay this salary, the salary will be accrued. In addition, we anticipate spending an additional $102,000 on administrative fees, legal and accounting fees, including fees payable in connection with the filing of this registration statement and complying with future SEC reporting obligations. We estimate that total expenditures over the next 12 months is therefore expected to be approximately $150,000.

We anticipate that we will meet our ongoing cash requirements of approximately $150,000 through equity or debt financing. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $150,000 for the operating plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on marketing and acquiring trucks to pick up and deliver the bulk paper products. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

Results of Operations

From inception (January 19, 2010) through December 31, 2010 and for the year ended December 31, 2011.

We have not earned any revenues in the period from our incorporation on January 19, 2010 to December 31, 2011.

We incurred $12,230 expenses from our inception on January 19, 2010 to December 31, 2010 (these operating expenses were comprised of general and administrative costs of $2,249 and development costs of $9,981) compared to expenses of $31,073 for the year ended December 31, 2011. These operating expenses were comprised of general and administrative costs of $28,821 and development costs of $2,252.

Our primary sources of operating capital have been our gross profit from sales and borrowings from shareholders. Due to our continuing losses from business operations, our independent auditor’s report dated May 16, 2012, includes a “going concern” opinion relating to the fact that our continuation is dependent upon obtaining additional working capital either through revenues or through outside financing.

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Results of Operations for the six month periods ended June 30, 2012, and June 30, 2011.

For the six months ended June 30, 2012 we had revenues of $35,647 from two customers, compared with $0 revenues for the six months ended June 30, 2011.

Operating expenses for the six months ended June 30, 2012 were $53,176 as compared to $10,923 for the six month ended June 30, 2011. Operating expenses increased by $42,253 due to an increase in legal and accounting costs associated with the filing of the Company’s Form S-1 registration statement and general and administration cost relating to the increase in sales activity.

Net loss for the six months ended June 30, 2012 was $47,874 compared to $10,923 for the same comparable period in 2011. The loss increased by $36,951 primarily due to the increase in operating expenses as stated above.

Net cash used in operating activities for the six months ended June 30, 2012 and 2011 was $55,155 and $16,423 respectively.

Net cash provided by financing activities for the six months ended June 30, 2012 was $40,000 due to the cash received from promissory note payable to a non-affiliated investor and $17,600 in shareholder advances. The promissory note bears interest at 5% per annum and is due and payable on April 4, 2014.

As a result of the above activities, we experienced a net increase in cash of $2,445 for the six months ended June 30, 2012.

Results of Operations for the three months ended June 30, 2012 and 2011.

For the three months ended June 30, 2012 we had revenues of $17,218 from two customers, compared with $0 revenues for the three months ended June 30, 2011.

Operating expenses for the three months ended June 30, 2012 were $32,326 as compared to $36 for the three month ended June 30, 2011. Operating expenses increased by over $32,000 due to an increased sales and legal and accounting costs associated with the filing of the Company’s Form S-1 registration statement.

Net loss for the three months ended June 30, 2012 was $34,784 compared to $36 for the same comparable period in 2011. The loss increased by $34,778 primarily due to the increase in operating expenses as stated above.

Liquidity and Capital Resources

Since our inception, we have financed our cash requirements from cash generated from the sale of common stock, revenues and by unsecured loans from our president Mr. Isaacs. Mr. Isaacs has advanced an aggregate of $17,600 through June 30, 2012. The advances are unsecured, non-interest bearing and have no specific terms for repayment

Our principal sources of liquidity as of June 30, 2012 consisted of $4,315 in cash. Since inception through to and including June 30, 2012, we raised $21,000 through a private placement of our common stock.

There are no assurances that we will be able to achieve further sales of our Common Stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue with our business and our business will fail.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements.

Critical Accounting Policies

Critical accounting estimates were arrived at and considered on the basis of significant accounting policies applied as follows:

Summary of Significant Accounting Policies

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

Our financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Income Taxes

We use the assets and liability method of accounting for income taxes pursuant to ASC 740 “Income Taxes”. Under the assets and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our balance sheet and we have not recognized interest and/or penalties in our statement of operations.

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Basic and Diluted Loss Per Share

We report basic loss per share in accordance with the ASC 260, “Earnings Per Share”. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be antidilutive.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information about our directors and officers

Name	Age	Position and office Presently Held	Director Since

Joseph Isaacs	29	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	January, 2010

Biographical information:

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Joseph Isaacs has served as our Chief Executive Officer, President, Chief Financial Officer and Secretary/Treasurer and has been a director since our inception in January, 2010. Joseph Isaacs has been exposed to the paper recycling industry for many years. Companies of this nature have begun to thrive in the progressive “green” state of California. Joseph Isaacs first learned of the tremendous opportunity available in the paper recycling industry upon his attendance to the ISRI (Institute of scrap recycling Industries Inc) convention in 2009. Through the information gained at this convention Mr. Isaacs began grass roots networking within the industry gaining mentors, contacts and a sound knowledge of the business models and practices available. Mr. Isaacs utilized his many transferable skills from previous business experience and started Cumberland Hills Ltd. a paper recycling company. Mr Isaacs has determined a strong need exists for the services of Cumberland Hills and is modeling his business after several successful comparable companies. In June of 2003 Mr. Isaacs help start Canwest Surveying Services, a land surveying company, and developed the business and handled operations in the field. He left Canwest in August of 2009. Although Mr. Isaacs does not have formal training specific to the paper recycling business, his enthusiasm and his progress in growing the business from its founding makes him a logical person to be the Company’s initial officer and director.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, during the past ten years, none of the following occurred with respect to a director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a Federal or State securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or State securities or commodities law or regulation or any law or regulation respecting financial institutions or insurance companies or prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until there successors are elected or appointed in accordance with our bylaws. Our officers are appointed by our board of directors and serve at the discretion of the board.

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Significant Employees

We have no significant employees other than our sole officer and director described above.

Conflicts of Interest

We do not have any written procedures in place to address conflicts of interest that may arise between our business and the future business activities of our officers and directors.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our board of directors. As such, Mr. Isaacs sitting as the only Director acts in those capacities.

Audit Committee Financial Expert

We do not have an “audit committee financial expert”. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the development stage of our business operations, we believe that the services of an audit committee financial expert are not warranted at this time.

Role and Responsibilities of the Board

The Board of Directors oversees the conduct and supervises the management of our business and affairs pursuant to the powers vested in it by and in accordance with the requirements of the Revised Statutes of Nevada. The Board of Directors will hold occasional meetings to consider particular issues or conduct specific reviews whenever deemed appropriate. The Board of Directors considers good corporate governance to be important to the effective operations of the Company.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole executive officer and director, for all services rendered in all capacities to us for the fiscal period from our inception on January 19, 2010 to December 31, 2011.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph Isaacs,	2010	$1,000	0	0	0	0	0	0	1,000
President, CEO, Sec., & CFO	2011	$20,500	0	0	0	0	0	0	20,500

Option Grants Table There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table for the period from inception (January 19, 2010) through December 31, 2011.

Long-Term Incentive Plan (“LTIP”) Awards Table There were no awards made to the named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

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Employment Agreements

The Company has no written employment agreements with its officer and director, however commencing September 1, 2011, the Board has agreed to pay its President $4,000 per month, if the funds are available and if not, then to accrue such $4,000. This is a month to month “at will” agreement and may be terminated at any time by the Company without any liability to the Company for such termination. There are no other terms or conditions relating to the employment of Mr. Isaacs by the Company.

Employee Pension, Profit Sharing or Other Retirement Plans

We do not have any defined benefit pension plan or profit sharing or other retirement plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of July 15, 2012 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of June 30, 2012, 72,750,000 shares of common stock were issued and outstanding

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Shares Beneficial Owned	Percent of class
Common stock	Joe Isaacs	41,250,000	56.7%
Common stock	All officers and directors as a group (1)	41,250,000	56.7%

(1)	The address for the beneficial owner identified is 260 Newport Center Drive, Newport Beach, CA 92660.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

•	Our promoter, Joseph Isaacs;

•	Any member of the immediate family of any of the foregoing persons, except as follows:

(a)	our President, promoter and director, Joseph Isaacs was issued 26,250,000 common shares (post split) for $3,500 of cash consideration subsequent to the formation of the Company in January, 2010. He was then issued an additional 15,000,000 (post split) common shares in September, 2010 for cash consideration of $10,000.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding 72,750,000 shares of common stock. Of these shares, the 31,500,000 shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be “restricted securities,” as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144. Any shares not sold in the offering will be considered restricted shares and resale’s thereafter will not be permitted under Rule 144(i) until 12 months from the date of this prospectus.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of June 30, 2012, there were 72,750,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A majority of shareholders that are present at a meeting, or persons representing by written proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in our control. Sections 78.378 through 78.3793 of the Nevada Revised Statutes relate to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

In addition, neither the Articles of Incorporation nor the Bylaws of the Company contain any anti-takeover provisions that may have the effect of delaying or preventing a change in our control.

STOCK TRANSFER AGENT

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock. We intend to retain a transfer agent as soon as practicable following the effectiveness of this Registration Statement. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock. Our officers do not have any experience acting as a transfer agent for publicly traded securities.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board.

16

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering all of the 31,500,000 shares of common stock offered through this prospectus (the “Secondary Shares”). These shares were acquired from us by the Selling Stockholders in private placements completed on January 20, 2011, that were exempt from registration under Regulation S of the Securities Act of 1933 (the ” Securities Act “).

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

	Beneficial Ownership			Beneficial Ownership
Name of Selling	Before Offering		# Shares	After Offering
Shareholder	# Shares	Percent	Offered	# Shares	Percent

Ingrid Allen(1)	1,050,000	1.44%	1,050,000	0	N/A
Loretta Allen(1)	1,050,000	1.44%	1,050,000	0	N/A
Claudius Armbrister	1,050,000	1.44%	1,050,000	0	N/A
Wendall Butler	1,050,000	1.44%	1,050,000	0	N/A
Jade Collie	1,050,000	1.44%	1,050,000	0	N/A
Vernencia Cooper	1,050,000	1.44%	1,050,000	0	N/A
Ezra Curry	1,050,000	1.44%	1,050,000	0	N/A
Jack Curtis	1,050,000	1.44%	1,050,000	0	N/A
Shariff Ferguson	1,050,000	1.44%	1,050,000	0	N/A
Horatio Flowers	1,050,000	1.44%	1,050,000	0	N/A
Barbara Forbes	1,050,000	1.44%	1,050,000	0	N/A
Stephen Forbes	1,050,000	1.44%	1,050,000	0	N/A
Dorinda Hanna	1,050,000	1.44%	1,050,000	0	N/A
Edith Huyler	1,050,000	1.44%	1,050,000	0	N/A
Kingsley McKenzie	1,050,000	1.44%	1,050,000	0	N/A
Gregory Miller	1,050,000	1.44%	1,050,000	0	N/A
Jamal Moncur	1,050,000	1.44%	1,050,000	0	N/A
Aaron Morley(2)	1,050,000	1.44%	1,050,000	0	N/A
Taneka Morley(2)	1,050,000	1.44%	1,050,000	0	N/A
Randollian Newry	1,050,000	1.44%	1,050,000	0	N/A
Steven Pinder	1,050,000	1.44%	1,050,000	0	N/A
Shana Quant	1,050,000	1.44%	1,050,000	0	N/A
Manzella Rahming	1,050,000	1.44%	1,050,000	0	N/A
Prince Rahming	1,050,000	1.44%	1,050,000	0	N/A
Gary Rolle	1,050,000	1.44%	1,050,000	0	N/A
Hewitt Sandilands	1,050,000	1.44%	1,050,000	0	N/A
Kenneth Smith	1,050,000	1.44%	1,050,000	0	N/A
Rudolph Strachan	1,050,000	1.44%	1,050,000	0	N/A
Jonathan Thompson	1,050,000	1.44%	1,050,000	0	N/A
Deborah Wright	1,050,000	1.44%	1,050,000	0	N/A

(1) Ingrid Allen is the mother of Loretta Allen

(2) Aaron Morley and Taneka Morley are brother and sister.

Each of the above Selling Stockholders is over 18 years old and beneficially owns and has sole voting and investment rights over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the Selling Stockholders sells shares of Common Stock not being offered in this prospectus or purchases additional shares of Common Stock, and assumes that all shares offered are sold. The percentages are based on 72,750,000 shares of common stock outstanding on the date of this prospectus.

17

 None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

To the best of our knowledge, none of the Selling Stockholders holds any other stock of our Company and if they were to sell all of the shares listed above, they would hold no equity interest in our Company.

There was no private placement agent or others who were involved in placing shares with the Selling Stockholders.

If a Selling Stockholders transfers any of the Secondary Shares and the transferee wishes to be included in this offering, we will file a prospectus supplement which includes the change pursuant to Rule 424 of the Securities Act.

PLAN OF DISTRIBUTION

We are registering the shares currently held by our Selling Stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of Cumberland, and we will not receive any of the proceeds from any sales of shares by such Selling Stockholders. The price at which the Selling Stockholders may sell the shares pursuant to this prospectus has arbitrarily been determined by the Selling Stockholders to be at $0.001 per share. The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions. The Selling Stockholders are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the shares being offered by them.

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. In the event that any donee, pledgee, transferee or other successor-in-interest sells shares received from a person set forth on the “Selling Stockholders” table after the date of this prospectus, we will amend this prospectus by filing a post effective amendment to include the names of such donee, pledgee, transferee or other successor-in-interest selling such shares and disclose the applicable compensation arrangements.

If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTC Bulletin Board:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transaction;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

As of the date of this prospectus, we have no information on the manner or method by which the Selling Stockholders may intend to sell shares. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make or not make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

18

If a trading market for our common stock develops, the Selling Stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which, pursuant to this prospectus, may be below the then market price. We cannot assure you that all or any of the shares offered by this prospectus will be sold by the Selling Stockholders. The Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, will be deemed “underwriters” as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The Selling Stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No Selling Stockholders has entered into an agreement with a prospective underwriter. If a Selling Stockholders enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of future purchases and sales of common stock by the Selling Stockholders.

We have advised the Selling Stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M. Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Prior to the date of this prospectus, there has not been any established trading market for our common stock. Following the consummation of this offering, we do not anticipate that any such trading market will develop. Accordingly, purchasers of our shares in this offering should be prepared to hold those shares indefinitely. We will seek a market maker to sponsor our common stock on the OTC Bulletin Board. Application will then be made by the market maker to sponsor our shares of common stock on the OTC Bulletin Board. No market maker has yet undertaken to sponsor our common stock on the OTC Bulletin Board, and there can be no assurance that any market maker will make such an application or if a market does develop for our common stock as to the prices at which the our common stock will trade, if at all. Until our common stock is fully distributed and an orderly market develops in our common stock, the price at which it trades may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our businesses generally, including the impact of the factors referred to in “Risk Factors,” on page 4, above, investor perception of Cumberland and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Shares of Common Stock distributed pursuant to this prospectus will be freely transferable, except for shares of our Common Stock received by persons who may be deemed to be “affiliates” of Cumberland under the Securities Act. Persons who may be deemed to be affiliates of Cumberland generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

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Penny Stock Regulations

Our common stock will be considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

●	sells for less than $5 a share,

●	is not listed on an exchange, and

●	is not a stock of a “substantial issuer.”

We are not now a “substantial issuer” and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person’s financial situation, investment experience and investment objectives. Then, the broker-dealer must “reasonably determine”

●	that transactions in penny stocks are suitable for the person and

●	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer. Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased. Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a “risk disclosure document.” This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock’s bid and ask price information and the dealer’s and salesperson’s compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer’s account.

The above penny stock regulatory scheme is a response by the Congress and the SEC to abuses in the marketing of low-priced securities by “boiler room” operators. The scheme imposes market impediments on the sale and trading of penny stocks. It limits a stockholder’s ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State Securities – Blue Sky Laws

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to resell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

20

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada Revised Statutes. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their fiduciary duty of loyalty to Cumberland or its security holders;

●	for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 78.300 of the Nevada Revised Statutes; or,
●	for any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada Revised Statutes, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the Cumberland’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

LEGAL MATTERS

The legality of the shares offered hereby will be passed upon for us by the Barnett & Linn, Attorneys at Law, 23945 Calabasas Road, Suite 115, Calabasas, California 91302.

EXPERTS

Our financial statements for the period from inception on January 19, 2010 through December 31, 2011 included in this prospectus have been audited by LBB & Associates Ltd., LLP, independent registered public accounting firm, Houston, Texas, as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matters.

21

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 regarding the shares of Common Stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement, although summaries, include the material provisions and terms of such contract agreement or other document. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet. Our registration statement and other information that we file with the SEC are available at the SEC’s website at http://www.sec.gov.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Cumberland Hills Ltd.

260 Newport Center Drive

Newport Beach, California 92660

(949) 420-0504

22

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Cumberland Hills Ltd.

(A Development Stage Company)

Carson City, Nevada

We have audited the accompanying balance sheets of Cumberland Hills Ltd. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2011 and for each of the periods from January 19, 2010 (inception) through December 31, 2010 and 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cumberland Hills Ltd. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and for each of the periods from January 19, 2010 (inception) through December 31, 2010 and 2011 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company’s absence of significant revenues, recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2012 raise substantial doubt about its ability to continue as a going concern. The 2011 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

May 16, 2012

F-1

CUMBERLAND HILLS LTD.

(A Development Stage Company)

BALANCE SHEETS

	December 31, 2011	December 31, 2010

ASSETS

Current assets:
Cash	$1,870	$1,270

Prepaid deposits	5,500	-

Total current assets	7,370	1,270

Total assets	$7,370	$1,270

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$173	$-
Accounts payable-related party	16,000	-

Total current liabilities	16,173	-

Total liabilities	16,173	-

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock, $0.001 par value, 100,000,000 shares authorized, 72,750,000 shares at December 31, 2011 and 41,250,000 shares at December 31, 2010 respectively issued and outstanding	72,750	41,250

Additional paid-in capital	(38,250)	(27,750)

Deficit accumulated during the development stage	(43,303)	(12,230)

Total stockholders’ equity (deficit)	(8,803)	1,270

Total liabilities and stockholders’ equity (deficit)	$7,370	$1,270

The accompanying notes are an integral part of these financial statements.

F-2

CUMBERLAND HILLS LTD.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the year ended December 31, 2011 and the periods from

January 19, 2010 (inception) through December 31, 2010 and 2011

	Year ended	Inception through	Inception through
	December 31, 2011	December 31, 2010	December 31, 2011

Costs and expenses:

Development costs	$2,252	$9,981	$12,233

General and administrative	28,821	2,249	31,070

Total expenses	31,073	12,230	43,303

Net (loss)	$(31,073)	$(12,230)	$(43,303)

Net loss per share:

Basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding:

Basic and diluted	71,023,973	30,552,746

The accompanying notes are an integral part of the these financial statements.

F-3

CUMBERLAND HILLS LTD.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the year ended December 31, 2011 and the periods from

January 19, 2010 (inception) through December 31, 2010 and 2011

	Year ended	Inception through	Inception through
	December 31, 2011	December 31, 2010	December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(31,073)	$(12,230)	$(43,303)

Adjustment to reconcile net loss to cash used in operating activities:

Net change in:

Prepaid deposits	(5,500)	-	(5,500)

Accounts payable	173	-	173
Accounts payable-related party	16,000	-	16,000

CASH FLOWS USED IN OPERATING ACTIVITIES	(20,400)	(12,230)	(32,630)

CASH FLOWS FROM FINANCING ACTIVITIES:

Cash received from the sale of common stock	21,000	13,500	34,500

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	21,000	13,500	34,500

NET CHANGE IN CASH	600	1,270	1,870

Cash, beginning of period	1,270	-	-

Cash, end of period	$1,870	$1,270	$1,870

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$-	$-	$-

Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-4

CUMBERLAND HILLS LTD.

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

Period from January 19, 2010 (Inception) through December 31, 2011

				Deficit
			Additional	accumulated
	Common stock		paid-in	during the
	Shares	Amount	capital	development stage	Total

Issuance of common stock for cash	41,250,000	$41,250	$(27,750)	$-	$13,500

Net loss	-	-	-	(12,230)	(12,230)

Balance, December 31, 2010	41,250,000	41,250	(27,750)	(12,230)	1,270

Issuance of common stock for cash	31,500,000	31,500	(10,500)	-	21,000

Net loss	-	-	-	(31,073)	(31,073)

Balance, December 31, 2011	72,750,000	$72,750	$(38,250)	$(43,303)	$(8,803)

The accompanying notes are an integral part of these financial statements.

F-5

CUMBERLAND HILLS LTD.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2011

Note 1 Basis of Presentation

The Company was incorporated in the State of Nevada on January 19, 2010.  The Company is in the development stage engaged in the business of paper recycling.  Currently, the Company’s business is the acquisition and reselling of raw materials for paper recycling, with the objective of identifying and building relationships with new customers and suppliers. Certain key factors that have affected our financial and operating results in the past will affect our future financial and operating results. These include, but are not limited to additional funding or the utilization of venture partners that will be required to fund the company.

General

The Company is in the development stage. We are pursuing a business strategy whereby we will invest in raw paper products and resell them to various paper recycling companies and mills. Cumberland acquires books, cardboard and post consumer paper and resells the raw material. During the next twelve months, we intend to focus on expanding our business. We will focus on solidifying our supplier arrangements in the United States and Canada and on engaging in promotional activities in an attempt to expand our customer and supplier base.

Note 2 Summary of Significant Accounting Policies

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At December 31, 2011, the Company had not yet achieved profitable operations, has accumulated losses of $43,303 since its inception, has a working capital deficit of $8,803, and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes. Under the assets and liability method deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided as it would be anti-dilutive.

F-6

Foreign Currency Translation

The Company’s functional currency is United States (“U.S.”) dollars as substantially all of the Company’s operations use this denomination. The Company uses the U.S. dollar as its reporting currency.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses would be included in Other Income (Expenses) on the Statement of Operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605-10, and SAB Topic 13 guidelines that require that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Revenue is recognized when the these criteria are met, which is generally at the time of product shipment and receivables are recorded at that time. Revenue is expected to include the sale of raw material for paper recycling through direct sales generated by cold calling marketing efforts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The reserve for returns will be included in accrued liabilities in the Company’s balance sheet. The reserve is estimated based on the Company’s historical experience of returns made by customers. The Company will defer any revenue from sales in which payment has been received, but the earnings process has not occurred.

Accounts Receivable

The Company’s accounts receivable primarily consist of trade receivables. Management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The Company includes any accounts receivable balances that are determined to be collectable. Accounts are written off as they are deemed uncollectable based upon periodic analysis of specific customers, taking into consideration the age of the past due accounts and the ability of the customer’s ability to pay.

Development Stage Corporation

The Company is a “development stage corporation” and is devoting its resources to establishing its new business although our planned operations have commenced; we have not earned revenues during the period from January 19, 2010 (Inception) to December 31, 2011.

Financial Instruments

The carrying value of cash, accounts payable and accrued liabilities and related party loan approximate their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting standards will have a material effect on the accompanying financial statements.

Note 3 Related Party Transactions

The related party accounts payable is due to a director of the Company for management fees earned but not yet paid.

The Company was charged the following by directors of the Company:

	Year ended December 31, 2011	Year ended December 31, 2010

Management fees	$20,500	$1,000

Note 4 Equity Transactions

On January 20, 2010, our founder and President was issued 26,250,000 common shares (post split) for $3,500.

On September 21, 2010, our founder and President was issued 15,000,000 common shares (post split) for $10,000.

On January 20, 2011, the Company completed the sale of 31,500,000 common shares (post split) to 30 investors for $21,000.

On March 15, 2011 Company effected a forward Stock split of its common shares at a ratio of 30 for 1. There were 2,425,000 common shares before the split and there were 72,750,000 common shares after the split. The stock split is presented retroactively throughout the financial statements and footnotes.

F-7

Note 5 Income Taxes

A reconciliation of income tax provision to the provision that would be recognized under the statutory rates is as follows:

	December 31, 2011	December 31, 2010
Deferred tax asset attributable to:
Net operating loss	$10,565	$4,158
Valuation allowance	$(10,565)	$(4,158)
Net	-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2011	December 31, 2010

Refund attributable to operating loss	$14,723	$4,158
Valuation allowance	$(14,723)	$(4,158)
Net provision	-	-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

No provision for income taxes has been provided in these financial statements due to the net loss.  At December 31, 2011 the Company has net operating loss carry forwards, which expire commencing in 2030, totaling approximately $43,303, the benefit of which has not been recorded in the financial statements.

Note 6 Subsequent Events

On January 19, 2012, Liz Smith, an unrelated third party, loaned the company $40,000. The loan is unsecured, with a 5% interest rate with repayment on April 4, 2014.

F-8

CUMBERLAND HILLS LTD.

(A Development Stage Company)

BALANCE SHEETS

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:

Cash	$4,315	$1,870

Prepaid deposits	10,500	5,500

Total current assets	14,815	7,370

Total assets	$14,815	$7,370

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:

Accounts payable and accrued interest	$892	$173

Accounts payable -related party	13,000	16,000

Shareholder advances	17,600	-

Total current liabilities	31,492	16,173

Long term liabilities:

Note payable	40,000	-

Total long term liabilities	40,000	-

Total liabilities	71,492	16,173

STOCKHOLDERS’ DEFICIT

Common stock, $0.001 par value, 100,000,000 shares authorized, 72,750,000 shares at June 30, 2012 and December 31, 2011 respectively issued and outstanding	72,750	72,750

Additional paid-in capital	(38,250)	(38,250)

Deficit accumulated during the development stage	(91,177)	(43,303)

Total stockholders’ deficit	(56,677)	(8,803)

Total liabilities and stockholders’ deficit	$14,815	$7,370

The accompanying notes are an integral part of these financial statements.

F-9

CUMBERLAND HILLS LTD.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

For the three and six months ended June 30, 2012 and 2011 and the period from

January 19, 2010 (inception) through June 30, 2012

(Unaudited)

	Three months	Three months	Six months	Six months	Inception through
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011	June 30, 2012

Sales	$17,218	$-	$35,647	$-	$35,647

Cost of goods sold	19,177	-	29,453	-	29,453

Gross profit (loss)	(1,959)	-	6,194	-	6,194

Costs and expenses:

Development costs	-	-	-	1,510	12,233

General and administrative	32,326	36	53,176	9,413	84,246

Total expenses	32,326	36	53,176	10,923	96,479

Net loss from operations	(34,285)	(36)	(46,982)	(10,923)	(90,285)

Interest expense	(499)	-	(892)	-	(892)

Net loss	$(34,784)	$(36)	$(47,874)	$(10,923)	$(91,177)

Net loss per share:

Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average shares outstanding:

Basic and diluted	72,750,000	72,750,000	72,750,000	69,269,337

The accompanying notes are an integral part of these financial statements.

F-10

CUMBERLAND HILLS LTD.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2012 and 2011 and the period from

January 19, 2010 (inception) through June 30, 2012

(Unaudited)

	Six months	Six months	Inception through
	June 30, 2012	June 30, 2011	June 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(47,874)	$(10,923)	$(91,177)

Adjustment to reconcile net loss to cash used in operating activities:

Net change in:

Accounts receivable	-	-	-

Prepaid deposits	(5,000)	(5,500)	(10,500)

Accounts payable and accrued interest	719	-	892

Accounts payable - related party	(3,000)	-	13,000

CASH FLOWS USED IN OPERATING ACTIVITIES	(55,155)	(16,423)	(87,785)

CASH FLOWS FROM FINANCING ACTIVITIES:

Cash received from the sale of common stock	-	21,000	34,500

Proceeds from note payable	40,000	-	40,000

Proceeds from Shareholder advances	17,600	-	17,600

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	57,600	21,000	92,100

NET CHANGE IN CASH	2,445	4,577	4,315

Cash, beginning of period	1,870	1,270	-

Cash, end of period	$4,315	$5,847	$4,315

SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid on interest expenses	$-	$-	$-

Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-11

CUMBERLAND HILLS LTD.

(An Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2012

(UNAUDITED)

Note 1 Basis of Presentation

The accompanying unaudited interim financial statements of Cumberland Hills Ltd. (“Cumberland” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2011, as reported in the Form S-1 of the Company, have been omitted.

General

The Company is in the development stage. We are pursuing a business strategy whereby we will invest in raw paper products and resell them to various paper recycling companies and mills. Cumberland acquires books, cardboard and post consumer paper and resells the raw material. During the next twelve months, we intend to focus on expanding our business. We will focus on solidifying our supplier arrangements in the United States and Canada and on engaging in promotional activities in an attempt to expand our customer and supplier base.

Note 2 Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At June 30, 2012, the Company had not yet achieved profitable operations, has accumulated losses of $91,177 and expects to incur further losses in the development of its business, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 3 Related Party Transactions

The Shareholder advances are due to a director of the Company for funds advanced. The advances are unsecured, non-interest bearing and have no specific terms for repayment.

The company was charged the following by directors of the Company:

	6 months ended June 30, 2012	6 months ended June 30, 2011

Management fees	$24,000	$4,500

Note 4 Note Payable

The note payable is due to Liz Smith for funds advanced. The loan is unsecured, with a 5% interest rate with repayment on April 4, 2014.

Note 5 Major Customer

Cumberland Hills sold recycled goods to two different customers during the period ending June 30, 2012. Each customer represented approximately 67% and 33% of the revenue received by the Company.

F-12

CUMBERLAND HILLS LTD.

31,500,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is___, 2012

23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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Item 25. Other Expenses of Issuance and Distributions.

The estimated expenses of this offering, in connection with the issuance and distribution of the securities being registered, are as follows:

SEC registration fee	$184
Accounting and audit fees and expenses	6,500
Legal fees and expenses	7,500
Electronic filing fees	2,500
Miscellaneous	500
Total:	$17,184

Item 26. Recent Sales of Unregistered Securities .

Subsequent to the formation of the Company, on January 20, 2010, 26,250,000 of our Common Stock (post split) were issued to our founder and President, Mr. Isaacs, for $3,500. On September 21, 2010 an additional 15,000,000 shares were issued to him in exchange for $10,000. The Common Stock was issued pursuant to the private placement exemption provided by Section 4(2) of the Securities Act. The Common Stock issued is deemed to be “restricted securities” as defined in Rule 144 under the Securities Act and the stock certificates bear a legend limiting the resale thereof.

We completed an offering of 1,050,000 (31,500,000 post split) shares of our Common Stock at a price of $0.02 per share (pre-split) to a total of 30 purchasers on January 20, 2011. The total amount received by the Registrant from this offering was $21,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Shareholder	Number of Shares
Ingrid Allen	1,050,000
Loretta Allen	1,050,000
Claudius Armbrister	1,050,000
Wendall Butler	1,050,000
Jade Collie	1,050,000
Vernencia Cooper	1,050,000
Ezra Curry	1,050,000
Jack Curtis	1,050,000
Shariff Ferguson	1,050,000
Horatio Flowers	1,050,000
Barbara Forbes	1,050,000
Stephen Forbes	1,050,000
Dorinda Hanna	1,050,000
Edith Huyler	1,050,000
Kingsley McKenzie	1,050,000
Gregory Miller	1,050,000
Jamal Moncur	1,050,000
Aaron Morley	1,050,000
Taneka Morley	1,050,000
Randollian Newry	1,050,000
Steven Pinder	1,050,000
Shana Quant	1,050,000
Manzella Rahming	1,050,000
Prince Rahming	1,050,000
Gary Rolle	1,050,000
Hewitt Sandilands	1,050,000
Kenneth Smith	1,050,000
Rudolph Strachan	1,050,000
Jonathan Thompson	1,050,000
Deborah Wright	1,050,000

II-2

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act. The investors acknowledged the following: the investor is not a United States Person, nor is the investor acquiring the shares directly or indirectly for the account or benefit of a United States Person. None of the funds used by the investor to purchase the shares have been obtained from United States Persons. ” United States Person ” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests. The securities were issued pursuant to the private placement exemption provided by Regulation S and/or Rule 506 of the Securities Act. These are deemed to be “restricted securities” as defined in Rule 144 under the Securities Act and the stock certificates bear a legend limiting the resale thereof.

Item 27. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 3.1*	Articles of Incorporation of the Registrant.

Exhibit 3.2*	Bylaws of the Registrant

Exhibit 5.1	Opinion of Barnett & Linn re: the legality of the shares being registered.

Exhibit 10.1*	Promissory Note between the Company and Elizabeth Smith dated January 21, 2012

Exhibit 10.2*	Description of an oral employment agreement between Joseph Isaacs and the Company

Exhibit 23.1	Consent of Barnett & Linn (included in Exhibit 5.1).

Exhibit 23.2	Consent of LBB & Associates Ltd., LLP, independent registered public accounting firm.

* Filed Previously

Item 28. Undertakings

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed information with respect to the plan of distribution.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

II-3

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Newport Beach, State of California on September 12, 2012.

CUMBERLAND HILLS LTD.

By:	/s/ Mr. Joseph Isaacs
Joseph Isaacs
CEO, President, Secretary/Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Mr. Joseph Isaacs
Joseph Isaacs
CEO, President, Secretary/Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)
Date: September 12, 2012

II-4

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 5.1	Opinion of Barnett & Linn re: the legality of the shares being registered.

Exhibit 3.1*	Articles of Incorporation of the Registrant.

Exhibit 3.2*	Bylaws of the Registrant

Exhibit 10.1*	Promissory Note between the Company and Elizabeth Smith dated January 21, 2012

Exhibit 10.2*	Description of an oral employment agreement between Joseph Isaacs and the Company

Exhibit 23.1	Consent of Barnett & Linn (included in Exhibit 5.1).

Exhibit 23.2	Consent of LBB & Associates Ltd., LLP, independent registered public accounting firm.

* Filed Previously

II-5